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                                                                 Exhibit (17)(a)

                       NEW YORK TAX-FREE MONEY MARKET FUND

         PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON AUGUST ___, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoint(s) [      ] and [      ] or any one or more of
them, proxies, with full power of substitution, to vote all shares of the New York Tax-Free Money Market Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund at 3435 Stelzer Road, Columbus, Ohio, on August ___, 2001 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy will be voted as instructed. If no specification is made, the proxy will be voted "FOR" the proposals.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

Please indicate your vote by an "x" in the appropriate box below.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

1. To approve an Agreement and Plan of Reorganization providing for (a) the acquisition of all of the assets of New York Tax-Free Money Market Fund by the Wilmington New York Tax-Free Money Market Portfolio in exchange for shares of common stock of the Wilmington New York Tax-Free Money Market Portfolio, (b) the assumption by the Wilmington New York Tax-Free Money Market Portfolio of all of the liabilities of Fixed Income Fund, (c) the investment of assets acquired by the Wilmington New York Tax-Free Money Market Portfolio in New York Tax-Free Money Market Series, and (d) the subsequent liquidation of the New York Tax-Free Money Market Fund.

FOR        [  ]              AGAINST  [  ]               ABSTAIN  [  ]

[2.   To elect ________________________ to the Board of Trustees of
WT Mutual Fund II.]

FOR        [  ]              AGAINST  [  ]               ABSTAIN  [  ]

This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.


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Signature                                 Date


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Signature (if held jointly)               Date


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